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                                                                    Exhibit 23-a





                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8) of SBC Communications Inc. pertaining to the registration of 13,000,000 shares of its common stock of our reports dated February 14, 1997 (except Note 3, as to which the date is April 1, 1997), with respect to the consolidated financial statements and schedules of SBC Communications Inc. included in or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                          ERNST & YOUNG LLP


San Antonio, Texas
June 30, 1997